                                                                      EXHIBIT 24




                                POWER OF ATTORNEY
                                -----------------


KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints GERALD J. POLLACK and JOHN B. CANNING his or her true and lawful attorneys-in-fact, with full power in each to act without the other and with full power of substitution and resubstitution to sign in the name of such person and in each of his or her offices and capacities in Rayonier Forest Resources Company, the Managing General Partner of Rayonier Timberlands, L.P. (the "Partnership") the Annual Report on Form 10-K for the fiscal year ended December 31, 1996 of the Partnership, and to file the same, and any amendments thereto, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.


Dated:   March 21, 1997


RONALD M. GROSS                                 President and Director
------------------------
Ronald M. Gross

DONALD W. GRIFFIN                               Director
------------------------
Donald W. Griffin

THOMAS W. KEESEE, JR.                           Director
------------------------
Thomas W. Keesee, Jr.

WALLACE L. NUTTER                               Director
------------------------
Wallace L. Nutter

DEROY C. THOMAS                                 Director
------------------------
DeRoy C. Thomas